Filed Pursuant to 424(b)(7)

Registration No. 333-272573

Prospectus Supplement

(To Prospectus dated June 9, 2023)

Common Shares

This prospectus supplement supplements our prospectus dated June 9, 2023 and registers the resale of an aggregate of 161,968,762 of our common shares, par value $1.00 per share (the “common shares”), issued to the selling shareholder named herein (the “selling shareholder”) under the Investment Agreement (defined below).

We are not selling any of our common shares pursuant to this prospectus supplement, and we will not receive any proceeds from the sale of our common shares offered by this prospectus supplement by the selling shareholder. We have agreed to bear the expenses relating to the registration of the common shares (other than underwriting discounts and commissions and similar selling expenses incurred by the selling shareholder in connection with the offering of the common shares) in connection with the registration of the common shares that the selling shareholder may offer under this prospectus supplement.

You should read this prospectus supplement in conjunction with the accompanying prospectus. This prospectus supplement is not complete without, and may not be delivered or used except in conjunction with, the prospectus, including any amendments or supplements to it. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information provided by this prospectus supplement supplements information contained in the prospectus.

Our common shares are listed on the New York Stock Exchange (“NYSE”), under the symbol “KEY.” The last reported sale price of our common shares on December 22, 2025 was $21.21 per common share.

Investing in our common shares involves a high degree of risk. See “Risk Factors” on page 5 of the prospectus and the “Risk Factors” sections of the documents incorporated by reference into the prospectus before investing in our common shares.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

December 23, 2025

Prospectus Supplement

Prospectus

Neither we, the selling shareholder nor any underwriters have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling shareholder nor any underwriters take any responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus supplement or any free writing prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to a prospectus, dated June 9, 2023, which is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, a selling shareholder may, from time to time, offer and sell our common shares described in this prospectus supplement and in the accompanying prospectus in one or more offerings. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of the prospectus entitled “Where You Can Find More Information.”

The words “Key,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated.

FORWARD-LOOKING STATEMENTS

From time to time, we have made or will make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” “will,” “would,” “should,” “could,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results or aspirations. Our disclosures in this prospectus supplement and the accompanying prospectus contain forward-looking statements. We may also make forward-looking statements in other documents filed with or furnished to the SEC. In addition, we may make forward-looking statements orally to analysts, investors, representatives of the media and others.

Forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this prospectus supplement, the accompanying prospectus, or in our other documents filed with or furnished to the SEC can or will be achieved. Factors that could cause our actual results to differ from those described in forward-looking statements include, but are not limited to:

•	the extensive regulation of the U.S. financial services industry;

•	complex and evolving laws and regulations regarding privacy and cybersecurity;

•	operational or risk management failures by us or critical third parties;

•	breaches of security or failures of our technology systems due to technological or other factors, cybersecurity threats, and increased risks resulting from remote work;

•	an ineffective risk management framework;

•	negative outcomes from claims, litigation, arbitration, investigations, or governmental proceedings;

•	failure or circumvention of our controls and procedures;

•	our exposure to a wide range of climate-related physical risks across different geographical areas;

•	evolving capital and liquidity standards under applicable regulatory rules;

•

disruption of the U.S. and global financial system and markets, including ongoing volatility in the capital and bond markets and the impact of inflation, tariffs, a prolonged shutdown of the U.S. government, and a potential global economic downturn or recession;

•	unanticipated changes in our liquidity position, including but not limited to, changes in our access to or the cost of funding and our ability to secure alternative funding sources;

•	our ability to receive dividends from our subsidiaries, including KeyBank National Association (“KeyBank”);

•	downgrades in our credit ratings or those of KeyBank;

•	a worsening of the U.S. economy due to financial, political or other shocks;

•	our ability to anticipate interest rate changes and manage interest rate risk;

•	deterioration of economic conditions in the geographic regions where we operate;

•	the soundness of other financial institutions, including instability in the financial industry;

•	our concentrated credit exposure in commercial and industrial loans;

•	deterioration of commercial real estate market fundamentals;

•	defaults by our loan clients or counterparties;

•	adverse changes in credit quality trends;

•	declining asset prices;

•	deterioration of asset quality and an increase in credit losses;

•	geopolitical destabilization;

•	labor shortages and supply chain constraints, as well as the impact of inflation;

•	our ability to develop and effectively use the quantitative models we rely upon in our business planning;

•	our ability to manage reputational risk, including risks related to corporate responsibility and sustainability efforts;

•	our ability to timely and effectively implement our strategic initiatives;

•	increased competitive pressure;

•	our ability to adapt our products and services to industry standards and consumer preferences;

•	our ability to attract and retain talented executives and employees;

•	unanticipated adverse effects of strategic partnerships or acquisitions and dispositions of assets or businesses;

•	the potential impact of The Bank of Nova Scotia’s significant equity interest in our business;

•	inaccurate assumptions or estimates underlying our consolidated financial statements;

•	changes in accounting policies, standards, and interpretations; and

•	impairment of goodwill.

Any forward-looking statements made by us or on our behalf speak only as of the date they are made, and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances, except as required by applicable securities laws. Before making an investment decision, you should carefully consider all risks and uncertainties disclosed in the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and in any other reports that we file with the SEC, all of which are or will upon filing be accessible on the SEC’s website at www.sec.gov and on our website at www.key.com/ir.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at http://www.key.com. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment to such documents, until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2024.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.

•

Current Reports on Form 8-K filed on January 3, 2025, January 21, 2025 (excluding that information designated in such Current Report as furnished and not filed), March  4, 2025, March  13, 2025, April 17, 2025 (excluding that information designated in such Current Report as furnished and not filed), May  19, 2025, July 22, 2025 (excluding that information designated in such Current Report as furnished and not filed), October 16, 2025 (excluding that information designated in such Current Report as furnished and not filed), and November 25, 2025.

•

The description of our common stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2024, including any other amendment or reports filed for the purpose of updating such information.

Unless stated otherwise in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

We will provide to each person (including any beneficial owner) to whom a prospectus is delivered, a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, on the written or oral request of any such person by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-4221

RISK FACTORS

An investment in our securities offered by this prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2024 and the other information contained in this prospectus supplement, as updated by our subsequent filings under the Exchange Act, before purchasing any of our securities. See “Where You Can Find More Information” for information about how to obtain a copy of these documents.

KEYCORP

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company under the Bank Holding Company Act of 1956, as amended, and one of the nation’s largest bank-based financial services companies. KeyCorp is the parent holding company for KeyBank, our principal subsidiary, through which most of our banking services are provided. Through KeyBank and certain other subsidiaries, we provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, student loan refinancing, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients.

Our common shares are listed on NYSE under the under the symbol “KEY.” Our principal executive offices are located at 127 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 689-3000.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common shares by the selling shareholder. We will pay all of the fees and expenses incurred in connection with the registration of the common shares issued to the selling shareholder. We will not bear any underwriting discounts and selling commissions or similar selling expenses incurred in connection with the offering of the common shares by the selling shareholder.

SELLING SHAREHOLDER

This prospectus supplement registers the resale of an aggregate of 161,968,762 of our common shares issued to the selling shareholder named below pursuant to the Investment Agreement, dated as of August 12, 2024 (the “Investment Agreement”), by and between KeyCorp and the selling shareholder. Under the Investment Agreement, the selling shareholder agreed to make an equity investment in KeyCorp’s common shares in two separate tranches, with the closing of each tranche subject to certain specified conditions. On August 30, 2024, the closing of the first tranche occurred, with the selling shareholder purchasing 47,829,359 common shares from KeyCorp at a price of $17.17 per share, for aggregate consideration of $821,230,094.03. On December 27, 2024, the closing of the second tranche occurred, with the selling shareholder purchasing 115,042,316 additional common shares from KeyCorp at a price of $17.17 per share, for aggregate consideration of $1,975,276,565.72.

The selling shareholder may from time to time offer and sell pursuant to this prospectus supplement and the accompanying prospectus any or all of the common shares that have been issued to it.

The table below sets forth the name of the selling shareholder, the number of common shares beneficially owned by the selling shareholder and the number of common shares that such selling shareholder may offer pursuant to this prospectus supplement and the accompanying prospectus. The information set forth below is based on information provided by or on behalf of the selling shareholder prior to the date hereof. Information concerning the selling shareholder may change from time to time.

The amounts and percentages of common shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentages in the table below are based on 1,085,908,470 common shares outstanding as of December 17, 2025.

Name	Number of shares beneficially owned prior to the completion of the offering	Percent of shares beneficially owned prior to the completion of the offering	Number of shares offered	Number of shares beneficially owned after completion of the offering	Percent of shares beneficially owned after completion of the offering(1)
The Bank of Nova Scotia(2)	162,112,777	14.9%	161,968,762	144,015	*

*	Represents less than 1% of outstanding common shares.
(1)

Represents the amount of common shares that will be held by the selling shareholder after completion of all offerings pursuant to this prospectus supplement and accompanying prospectus based on the assumptions that (a) all common shares registered for sale by the registration statement of which this prospectus supplement and accompanying prospectus forms a part will be sold and (b) that no other common shares are acquired or sold by the selling shareholder prior to completion of such offerings. However, the selling shareholder may sell all, some or none of the common shares offered pursuant to this prospectus supplement and accompanying prospectus and may sell some or all of its common shares pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). In addition, as contemplated by the Investment Agreement, KeyCorp entered into an agreement with the selling shareholder to permit the selling shareholder to participate, through a periodic “true-up” right, in any repurchase by KeyCorp of KeyCorp’s common shares on a pro rata basis.

(2)

Based solely upon information provided by the selling shareholder in connection with the filing of this prospectus supplement. The reported address of the selling shareholder is 40 Temperance Street, Toronto, Ontario, M5H 0B4.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale, from time to time, by the selling shareholder of our common shares. We are registering the resale of these common shares, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling shareholder pursuant to this prospectus supplement or at all. As used in this section, the term “selling shareholder” includes pledgees, donees, assignees, distributees, transferees or other successors-in-interest selling such shares received after the date of this prospectus supplement from the selling shareholder as a gift, pledge, distribution or other non-sale related transfer.

The selling shareholder may, from time to time, offer our common shares at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, and by a variety of methods, including the following methods:

•	one or more transactions (which may involve underwritten offerings on a firm commitment or best-efforts basis, cross sales or block transactions) on the NYSE or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	secondary distributions pursuant to and in accordance with the rules of the NYSE;

•	through one or more electronic trading platforms or services;

•	over-the-counter market, in negotiated transactions;

•	direct sales to one or more purchasers, including affiliates;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options or other hedging transactions on the shares (whether such options are listed on an options exchange or otherwise);

•	a combination of such methods of sale; or

•	any other method permitted by applicable law.

The selling shareholder may effect such transactions by selling the common shares offered under this prospectus supplement to or through underwriters, broker-dealers or other agents, including electronic trading platforms or similar services, and such underwriters, broker-dealers or agents may receive compensation in the form of underwriting discounts, commissions or fees from the selling shareholder or the purchasers of shares for whom they may act as agent. The selling shareholder and any underwriters, broker-dealers or agents that participate in the distribution of the common shares offered under this prospectus supplement may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling shareholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

In connection with the sale of its common shares or interests therein, the selling shareholder may enter into derivative transactions with underwriters, broker-dealers or other financial institutions or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. If the applicable additional prospectus supplement or free-writing prospectus indicates, in connection with those derivative transactions, the broker-dealers or other financial institutions or third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the broker-dealer or other financial institution or third party may use securities pledged by the selling shareholder or borrowed from the selling shareholder to settle those sales or to close out any related open borrowings of shares, and may use securities received from the selling shareholder in settlement of those derivative transactions to close out any related open borrowings of shares. The selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered under this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as further supplemented or amended to reflect such transaction).

At a time a particular offering of our common shares is made, an additional prospectus supplement or free writing prospectus may be distributed that will set forth the common shares to be sold, the name of the selling shareholders, the respective purchase prices and public offering prices, the name or names of any underwriters, dealers, brokers or agents, any applicable commissions or discounts with respect to the particular offer and any other required information.

In addition, any shares of common shares that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus supplement is being delivered has been passed upon for us by Squire Patton Boggs (US) LLP, Cleveland, Ohio.

PROSPECTUS

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

(216) 689-3000

Debt Securities

Preferred Stock

Depositary Shares

Common Shares

Warrants

Purchase Contracts

Units

The securities of each class listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and any applicable pricing supplement.

This prospectus, together with the relevant prospectus supplement and pricing supplement, if any, describing the terms of the specific securities being offered and sold, may be used by our affiliates, including KeyBanc Capital Markets, in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including KeyBanc Capital Markets, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

KeyBanc Capital Markets is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, the participation of such entity in the offerings of such securities will conform to the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

Investing in these securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.

These securities will be our equity securities or unsecured obligations and will not be deposits or other obligations of any of our bank or nonbank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common stock is listed on the New York Stock Exchange under the symbol “KEY.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated June 9, 2023.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or pricing supplement, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Accordingly, you should rely only on the information provided in this prospectus and any prospectus supplement that we have authorized describing the terms of the specific securities being offered. You should not assume that the information contained or incorporated by reference in this prospectus or in any prospectus supplement is accurate as of any date other than the date of the applicable document. This prospectus and any prospectus supplement or pricing supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described therein, or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

The words “Key,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to KeyCorp and its subsidiaries, unless otherwise stated.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at http://www.key.com. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including any amendment to such documents, until we or any underwriters sell all of the securities:

•	Annual Report on Form 10-K for the year ended December 31, 2022.

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

•

Current Reports on Form 8-K filed on January  19, 2023 (excluding that information designated in such Current Report as furnished and not filed), March  16, 2023, April  20, 2023 (excluding that information designated in such Current Report as furnished and not filed) and May 12, 2023.

•

The description of our common stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2022, including any other amendment or reports filed for the purpose of updating such description.

Unless stated otherwise in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

We will provide to each person (including any beneficial owner) to whom a prospectus is delivered, a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, on the written or oral request of any such person by writing to or telephoning us at the following address:

KeyCorp

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Investor Relations

(216) 689-4221

KEYCORP

KeyCorp, organized in 1958 under the laws of the State of Ohio, is headquartered in Cleveland, Ohio. We are a bank holding company under the Bank Holding Company Act of 1956, as amended, and one of the nation’s largest bank-based financial services companies. KeyCorp is the parent holding company for KeyBank National Association (“KeyBank”), its principal subsidiary, through which most of our banking services are provided. Through KeyBank and certain other subsidiaries, we provide a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance, student loan refinancing, commercial mortgage servicing and special servicing, and investment banking products and services to individual, corporate, and institutional clients.

Our common stock is listed on the New York Stock Exchange under the under the symbol “KEY.” Our principal executive offices are located at 127 Public Square, Cleveland, Ohio 44114. Our telephone number is (216) 689-3000.

USE OF PROCEEDS

Except as may be described otherwise in the applicable prospectus supplement or pricing supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including investments in and advances to our bank and nonbank subsidiaries, reduction of borrowings or indebtedness, short and long-term investments and financing possible future acquisitions including, without limitation, the acquisition of banking and nonbanking companies and financial assets and liabilities. All or a portion of the net proceeds from the sale of the securities offered by this prospectus may also be used to finance, in whole or in part, our repurchase of common shares pursuant to any share repurchase program and additional securities repurchases undertaken from time to time.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Squire Patton Boggs (US) LLP, Cleveland, Ohio, or by counsel identified in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, the validity of the securities will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of KeyCorp appearing in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of KeyCorp’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and KeyCorp management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

With respect to the unaudited consolidated interim financial information of KeyCorp for the three-month periods ended March 31, 2023 and March 31, 2022, incorporated by reference herein, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 4, 2023, included in KeyCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Act.